ITEM 77: ATTACHMENTS

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Fund: JNL/Eagle Small Cap Equity Fund
Security: W & T Offshore
Date of Purchase: 1/28/05
Amount of Purchase: $171,000.00
Purchase price: $19.00
Purchased from: Lehman Brothers
Affiliated Underwriter: Raymond James & Associates, Inc.


Fund: JNL/Eagle Small Cap Equity Fund
Security: International Securities Exchange
Date of Purchase: 3/8/05
Amount of Purchase: $45,000.00
Purchase price: $18.00
Purchased from: Bear Stearns
Affiliated Underwriter: Raymond James & Associates, Inc.

Fund: JNL/Eagle Core Equity Fund
Security: International Securities Exchange
Date of Purchase: 3/8/05
Amount of Purchase: $45,000.00
Purchase price: $18.00
Purchased from: Bear Stearns
Affiliated Underwriter: Raymond James & Associaties, Inc.

Fund: JNL/PIMCO Total Return Bond Fund
Security: Spanish Government (Bono Y Oblig Del Estado)
Date of Purchase: 1/1/05
Amount of Purchase: EUR 123,562,500
Purchase price: 98.850
Purchased from: Barclays Bank PLC
Affiliated Underwriter: Dresdner Bank AG London

Fund: JNL/PIMCO Total Return Bond Fund
Security: France Government
Date of Purchase: 2/23/05
Amount of Purchase: EUR 273,900,000
Purchase price: 95.632
Purchased from: HSBC Bank PLC
Affiliated Underwriter: Dresdner Kleinwort Wasserstein

Fund: JNL/Salomon Brothers Strategic Bond Fund
Security: Tribal Gaming (Mohegan)
Date of Purchase: 2/3/05
Amount of Purchase: $100,000.00
Purchase price: $100.00
Purchased from: Bank of America
Affiliated Underwriter: Citigroup Global Markets

Fund: JNL/Salomon Brothers High Yield Bond Fund
Security: Host Marriott
Date of Purchase: 3/3/05
Amount of Purchase: $75,000.00
Purchase price: $100.00
Purchased from: Goldman Sachs
Affiliated Underwriter: Citigroup Global Markets

Fund: JNL/Salomon Brothers Strategic Bond Fund
Security: Host Marriott
Date of Purchase: 3/3/05
Amount of Purchase: $250,000.00
Purchase price: $100.00
Purchased from: Goldman Sachs
Affiliated Underwriter: Citigroup Global Markets

Fund: JNL/Salomon Brothers High Yield Bond Fund
Security: Las Vegas Sands Corp
Date of Purchase: 2/3/05
Amount of Purchase: $1,125,000.00
Purchase price: $99.08
Purchased from: Goldman Sachs
Affiliated Underwriter: Citigroup Global Markets

Fund: JNL/Salomon Brothers High Yield Bond Fund
Security: Levi
Date of Purchase: 3/7/05
Amount of Purchase: $225,000.00
Purchase price: $100.00
Purchased from: Bank of America
Affiliated Underwriter: Citigroup Global Markets

Fund: JNL/Salomon Brothers Strategic Bond Fund
Security: Levi
Date of Purchase: 3/7/05
Amount of Purchase: $50,000.00
Purchase price: $100.00
Purchased from: Bank of America
Affiliated Underwriter: Citigroup Global Markets

Fund: JNL/Select Balanced Fund
Security: DSW Inc.
Date of Purchase: 6/28/05
Amount of Purchase: $275,000.00
Purchase price: $19.00
Purchased from: Lehman Brothers Inc.
Affiliated Underwriter: Fidelity Capital Markets

Fund: JNL/Salomon Brothers Strategic Bond Fund
Security: Chesapeake Energy Corp
Date of Purchase: 4/13/05
Amount of Purchase: $275,000.00
Purchase price: $99.07
Purchased from: Lehman Brothers
Affiliated Underwriter: Citigroup Global Markets

Fund: JNL/Salomon Brothers High Yield Bond Fund
Security: Chesapeake Energy Corp
Date of Purchase: 4/13/05
Amount of Purchase: $200,000.00
Purchase price: $99.07
Purchased from: Lehman Brothers
Affiliated Underwriter: Citigroup Global Markets


For all transactions listed, the determination described in paragraph
(b)(10)(iii) of Rule 10f-3 was made based on the following information: the securities to be purchased were part of an issue registered under the Securities Act of 1933 that is being offered to the public, eligible municipal securities, securities sold in an eligible foreign offering, or securities sold in an eligible Rule 144A offering; the securities were purchased prior to the end of the first day on which any sales are made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), and if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated; if the securities purchased were part of an issue registered under the Securities Act of 1933 that was offered to the public or was purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities was in continuous operation for not less than three years, including the operations of any predecessors; the securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities; the commission, spread or profit received by the principal underwriters was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time; and the amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, did not exceed: if purchased in an offering other than an eligible Rule 144A offering, 25 percent of the principal amount of the offering of such class, or if purchased in an eligible Rule 144A offering, 25 percent of the total of: the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus the principal amount of the offering of such class in any concurrent public offering.